Exhibit 99.3

Offer to Exchange each outstanding ordinary share of

CureVac N.V.

for $5.4641 of American Depositary Shares of

BioNTech SE

(subject to a collar and calculated as described in the Exchange Offer Prospectus)

THE EXCHANGE OFFER (AS DEFINED BELOW) AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 A.M., NEW YORK CITY TIME, ON [●], 2025, UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED (SUCH TIME AS IT MAY BE EXTENDED, THE “EXPIRATION TIME”). SHARES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION TIME.

[●], 2025

To Our Clients:

Enclosed for your consideration are the offer to exchange/prospectus dated [●], 2025 (the “Exchange Offer Prospectus”) and the related letter of transmittal (the “Letter of Transmittal”), including instructions therefor, which, together with any amendments or supplements thereto, constitute the offer to exchange (the “Exchange Offer”) by BioNTech SE, a European stock corporation (Societas Europaea) organized under the laws of Germany and the European Union (“BioNTech”), of American Depositary Shares, each representing one ordinary share, no par value, with a notional amount attributable to each ordinary share of €1, of BioNTech (“BioNTech ADSs”), for all outstanding ordinary shares, par value €0.12 per share (the “CureVac Shares”), of CureVac N.V., a public limited liability company (naamloze vennootschap) incorporated under the laws of the Netherlands (“CureVac”), that are validly tendered prior to the Expiration Time and not validly withdrawn, upon the terms and subject to the conditions set forth in the Exchange Offer Prospectus and the Letter of Transmittal. Capitalized terms used but not defined herein shall have the same meanings given to them in the Letter of Transmittal.

We or our nominees are the holder of record (directly or indirectly) of CureVac Shares held for your account. As such, a tender of such shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender CureVac Shares held by us for your account.

Please instruct us as to whether you wish us to tender any or all of the CureVac Shares held by us for your account, upon the terms and subject to the conditions set forth in the Exchange Offer Prospectus and the Letter of Transmittal. Your attention is directed to the following:

1. BioNTech is offering to exchange each CureVac Share that is validly tendered and not properly withdrawn pursuant to the Exchange Offer for the right to receive BioNTech ADSs (and cash in lieu of fractional BioNTech ADSs), as more fully set out in the Exchange Offer Prospectus. See “The Offer” in the Exchange Offer Prospectus for a complete description of the terms. CureVac shareholders may call the Information Agent for information regarding the Exchange Offer.

BioNTech will not indemnify any individual CureVac shareholder for any taxes that may be incurred in connection with the Exchange Offer.

2. The Exchange Offer is being made pursuant to a purchase agreement, dated June 12, 2025, by and between BioNTech and CureVac (as it may be amended or supplemented from time to time, the “Purchase Agreement”), which sets forth the rights and obligations of the parties with respect to the Exchange Offer and BioNTech’s intention to acquire all of the outstanding CureVac Shares.

If BioNTech accepts CureVac Shares in the Exchange Offer in accordance with the terms of the Purchase Agreement, then BioNTech and CureVac will complete a series of actions referred to as the “post-offer reorganization” in the Exchange Offer Prospectus following the expiration of a subsequent offering period.

The Purchase Agreement and the transactions contemplated thereby are described in the Exchange Offer Prospectus under “The Purchase Agreement.”

3. The Exchange Offer, as part of the transactions contemplated by the Purchase Agreement, is subject to a number of conditions described in the Exchange Offer Prospectus under “The Offer — Antitrust Approvals,” “The Offer — Other Regulatory Approvals,” and “The Purchase Agreement — Conditions to Closing of the Offer”. The conditions must be satisfied at or prior to the Expiration Time (or waived by BioNTech and/or CureVac to the extent permissible under applicable law and the Purchase Agreement). If the conditions are not satisfied (or waived by CureVac and/or BioNTech to the extent permissible under applicable law and the Purchase Agreement), the Exchange Offer will not be completed and tendered CureVac Shares will be returned to the registered holders of such CureVac Shares. Please see the Exchange Offer Prospectus, which you should read carefully and in its entirety, for a description of these conditions.

4. CureVac Shares tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Time. Once BioNTech (or BioNTech’s assignee, if applicable) accepts CureVac Shares pursuant to the Exchange Offer, your tender is irrevocable; provided that, if BioNTech (or BioNTech’s assignee, if applicable) has not yet accepted CureVac Shares tendered for exchange, any CureVac shareholder may withdraw its tendered CureVac shares after the 60th business day following commencement of the Exchange Offer pursuant to Section 14(d)(5) of the Exchange Act.

5. Tendering CureVac shareholders who fail to complete and sign the IRS Form W-9 provided in the Letter of Transmittal or complete and submit the applicable IRS Form W-8, as applicable, may be subject to required U.S. federal backup withholding applicable to any payment to such shareholder pursuant to the transactions contemplated by the Purchase Agreement.

The Exchange Offer is made by means of the Exchange Offer Prospectus and the Letter of Transmittal and is not being made to, nor will tenders be accepted from or on behalf of, holders of CureVac Shares in any jurisdiction in which the offer, sale, or exchange is not permitted. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by the Exchange Offer are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the Exchange Offer presented does not extend to you. For persons in the European Economic Area, an EU prospectus for the public offer of BioNTech ADSs in the Federal Republic of Germany, Austria, France, Italy, The Netherlands, and Spain approved by the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht) and notified to the competent authorities in Austria, France, Italy, The Netherlands, and Spain is available free of charge on the website of BioNTech (https://investors.biontech.de under the “[●]” section). For persons in the United Kingdom, a UK prospectus exemption document for the public offer of BioNTech ADSs in the United Kingdom is available free of charge on the website of BioNTech (https://investors.biontech.de under the “[●]” section).

If you wish to have us tender any or all of your CureVac Shares, please complete, sign, detach, and return to us the instruction form on the reverse side of this letter. An envelope to return to us your instruction form is enclosed. If you authorize the tender of your CureVac Shares, all such shares will be tendered unless otherwise specified on the instruction form. Your instruction form should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Time. BECAUSE BIONTECH IS NOT PROVIDING FOR GUARANTEED DELIVERY PROCEDURES, YOU MUST ALLOW SUFFICIENT TIME FOR THE NECESSARY TENDER PROCEDURES TO BE COMPLETED DURING THE NORMAL BUSINESS HOURS OF THE DTC AND THE EXCHANGE AGENT PRIOR TO THE EXPIRATION TIME. TENDERS NOT COMPLETED PRIOR TO THE EXPIRATION TIME WILL BE DISREGARDED AND OF NO EFFECT.

Instructions with Respect to

Offer to Exchange each outstanding ordinary share of

CureVac N.V.

for $5.4641 American Depositary Shares of

BioNTech SE

(subject to a collar and calculated as described in the Exchange Offer Prospectus)

The undersigned acknowledge(s) receipt of your letter and the enclosed offer to exchange/prospectus dated [●], 2025 (the “Exchange Offer Prospectus”) and the letter of transmittal (the “Letter of Transmittal”), including instructions therefor, which, together with any amendments or supplements thereto, constitute the offer to exchange (the “Exchange Offer”) by BioNTech SE, a European stock corporation (Societas Europaea) organized under the laws of Germany and the European Union (“BioNTech”), American Depositary Shares, each representing one ordinary share, no par value, with a notional amount attributable to each ordinary share of €1, of BioNTech (“BioNTech ADSs”), for all outstanding ordinary shares, par value €0.12 per share (the “CureVac Shares”), of CureVac N.V., a public limited liability company (naamloze vennootschap) incorporated under the laws of the Netherlands (“CureVac”), that are validly tendered prior to the expiration of the Exchange Offer and not validly withdrawn, upon the terms and subject to the conditions set forth in the Exchange Offer Prospectus and the Letter of Transmittal.

For EEA persons: The undersigned acknowledges that in relation to each member state of the European Economic Area, or each a “Relevant Member State”, no BioNTech ADSs have been offered or will be offered to the public in a Relevant Member State other than in Germany, Austria, France, Italy, The Netherlands, and Spain, in each case based on an EU prospectus approved by the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht) and notified to the competent authorities in Austria, France, Italy, The Netherlands, and Spain available free of charge on the website of BioNTech (https://investors.biontech.de under the “[●]” section), except that BioNTech ADSs may be offered to the public in that Relevant Member State at any time under the following exemptions under the Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, as amended (the “Prospectus Regulation”): (i) to any qualified investor as defined in Article 2 lit. (e) of the Prospectus Regulation, (ii) to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 lit. (e) the Prospectus Regulation), subject to obtaining the prior consent of the Joint Global Coordinators for any such offer, or (iii) in any other circumstances falling within Article 1 para. 4 of the Prospectus Regulation.

For UK persons: The undersigned acknowledges that the offer of BioNTech ADSs to the public in the United Kingdom (the “UK”) is based on the UK prospectus exemption document published by BioNTech for the purposes of the prospectus regulation EU 2017/1129 as it forms part of the UK domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended, which is available free of charge on the website of BioNTech (https://investors.biontech.de under the “[●]” section).

BioNTech is offering to exchange each CureVac Share that is validly tendered and not properly withdrawn pursuant to the Exchange Offer for the right to receive BioNTech ADSs (and cash in lieu of fractional BioNTech ADSs), as more fully set out in the Exchange Offer Prospectus. See “The Offer” in the Exchange Offer Prospectus for a complete description of the terms. CureVac shareholders may call the Information Agent for information regarding the Exchange Offer Ratio.

The undersigned hereby instruct(s) you to tender the number of CureVac Shares indicated below (or if no number is indicated below, all CureVac Shares held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Exchange Offer Prospectus and in the Letter of Transmittal. The undersigned understands and acknowledges that all questions as to the validity, form, eligibility (including time of receipt), and acceptance for payment of any tender of CureVac Shares will be determined by BioNTech, in its sole discretion, which determination will be final and binding upon the tendering party.

The method of delivery of this document is at the election and risk of the tendering CureVac shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery prior to the expiration of the Exchange Offer.

Dated:

Account Number:

Number of CureVac Shares to be tendered*:

Capacity**:

Name:
(First, Middle, and Last Name)

Address:

(Number and Street)
(City, State, and Zip Code (and Country, if other than the U.S.A.))

Area Code and Telephone Number:

U.S. Taxpayer Identification Number:
(Social Security Number or Employer Identification Number)

*	Unless otherwise indicated, it will be assumed that all CureVac Shares we hold for your account are to be tendered.

**

Please provide full title if signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation, or other person acting in a fiduciary or representative capacity.

Please return this form to the brokerage firm or other nominee maintaining your account.